UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2013

RELYPSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36184	26-0893742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

700 Saginaw Drive

Redwood City, CA 94063

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 421-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 19, 2013, Relypsa, Inc. (the “Company) entered into the Second Amendment to Loan and Security Agreement (the “Amendment”) with Oxford Finance, LLC, Oxford Finance Funding I, LLC and Silicon Valley Bank to amend the Loan and Security Agreement, dated as of January 31, 2013, by and among Oxford Finance LLC, Silicon Valley Bank and the Company (as amended, the “Loan Agreement”). The Amendment extends: (i) the Amortization Date of the Term B Loan to August 1, 2014; (ii) the Maturity Date of the Term B Loan to January 1, 2017; and (iii) the end of the Second Draw Period to June 30, 2014. Capitalized terms used in this paragraph and not defined shall have the meaning ascribed to them in the Loan Agreement.

The foregoing description of the Amendment and the Loan Agreement is qualified in its entirety by reference to (1) the Amendment attached as Exhibit 10.3(c) hereto and (2) the Loan Agreement filed as Exhibit 10.3(a) and the First Amendment to the Loan Agreement filed as Exhibit 10.3(b), in each case attached to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 27, 2013.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.3(c)	Second Amendment to Loan and Security Agreement, dated as of December 19, 2013, by and among Oxford Finance LLC, Oxford Finance Funding I, LLC, Silicon Valley Bank and Relypsa, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2013	RELYPSA, INC.

	By:	/s/ Kristine M. Ball
Kristine M. Ball
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.3(c)	Second Amendment to Loan and Security Agreement, dated as of December 19, 2013, by and among Oxford Finance LLC, Oxford Finance Funding I, LLC, Silicon Valley Bank and Relypsa, Inc.